              ----------------------------------------------------

                                EXHIBIT 23(p)(2)

                                 CODE OF ETHICS
                           CITY NATIONAL INVESTMENTS

               ---------------------------------------------------

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17j-1

City National Investments, the trust and investment division of City National Bank (the "Adviser"), is confident that its officers and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the CNI Charter Funds (the "Fund") interests where officers or employees:

- know about the Fund's present or future Fund portfolio transactions or have the power to influence Fund portfolio transactions; and

-    engage in securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I.)

I.   ABOUT THIS CODE OF ETHICS

     A.   WHO IS COVERED BY THE CODE?

          All officers and employees of the Adviser who, in connection with their regular duties,

          1.   participate in the selection of the Fund's COVERED SECURITIES, OR

          2. obtain information concerning recommendations on COVERED SECURITIES or regarding the Fund's purchases or sales of COVERED SECURITIES.

          Natural persons in a CONTROL relationship to the Fund who obtain information concerning recommendations about the PURCHASE OR SALE OF A COVERED SECURITY by the Fund.

     B.  WHAT RULES APPLY TO ME?

          This Code sets forth specific prohibitions regarding COVERED SECURITY transactions. They are applicable to everyone, except where otherwise noted. It also sets out certain reporting requirements in Part A below.

II.  STATEMENT OF GENERAL PRINCIPLES

     In recognition of the confidence placed in the Adviser by the Fund and its shareholders, and because the Adviser believes that its operations should benefit the

     Fund's shareholders, the Adviser has adopted the following universally applicable principles:

     1. The interests of the Fund's shareholders are paramount. You must place shareholder interests before your own.

     2. You must accomplish all personal securities transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of the Fund or its shareholders.

     3. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III. GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

     A.  PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

          You cannot, in connection with the purchase or sale, directly or indirectly, of a COVERED SECURITY HELD OR TO BE ACQUIRED by the Fund (or any series thereof):

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     B.   LIMITS ON ACCEPTING OR RECEIVING GIFTS

          ACCESS PERSONS cannot accept or offer any gift of more than nominal value from or to any person or entity in connection with the Fund's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

IV. PROHIBITIONS AND RESTRICTIONS APPLICABLE ONLY TO ACCESS PERSONS AND/OR INVESTMENT PERSONNEL

          A.   BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS

          ACCESS PERSONS who in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of COVERED SECURITY by the Fund and any natural CONTROL persons who obtain information regarding recommendations of COVERED SECURITIES made to the Fund may not purchase or sell, directly or indirectly, any COVERED SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP five (5) business days before or after the same (or a related) COVERED SECURITY IS BEING PURCHASED OR SOLD by the Fund (or any series thereof). If a transaction inadvertently occurs, the circumstances shall be documented and immediately reported to CNI-Compliance (the Review Officer as defined in Section VI below).

     B.   PROHIBITION ON SELLING RECENTLY-ACQUIRED COVERED SECURITY

          ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding THE PURCHASE OR SALE OF COVERED SECURITIES by the Fund and any natural CONTROL persons who obtain information concerning recommendations of COVERED SECURITIES made to the Fund may not sell a COVERED SECURITY within 60 days of acquiring that COVERED SECURITY.

     C.   PRE-APPROVAL OF PERSONAL SECURITIES TRANSACTIONS

          ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of COVERED SECURITIES by a Fund and any natural CONTROL persons who obtain information concerning recommended COVERED SECURITIES must clear all personal securities transactions prior to execution. Clearance for transactions must be obtained from the CNIA Trader and CNIA Manager using the Personal Trading Authorization Form (TR-181) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any COVERED SECURITIES, including IPO'S and LIMITED OFFERINGS. The Authorization Form must also be submitted to CNI-Compliance prior to transaction execution.

          Clearance for personal securities transactions will be in effect for one trading day only. This "one trading day" policy is interpreted as follows:

          - If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.

          - If clearance is granted at a time when the principal market in which the security trades is closed, clearance is effective for the next trading day until the opening of that market on the day following such next trading day.

     D.   POSITIONS WITH PUBLIC COMPANIES

               INVESTMENT PERSONNEL may not accept a position as an officer, director or general partner of a publicly traded company or partnership without prior approval by an employee's Division Head or Strategy and Planning Committee Member with notice to the Fund's Board. If service is approved, the person should avoid contact with people making investment decisions for that company, and such approval may be subject to such other conditions as the Division Head or Strategy and Planning Committee Member may impose.

V.   REPORTING REQUIREMENTS

     Subject to Section IX hereof, all officers and employees with ACCESS must comply with the reporting requirements set forth in Part A.

VI.  REVIEW AND ENFORCEMENT OF THE ADVISER'S CODE

     A.  APPOINTMENT OF A REVIEW OFFICER

          The Adviser has appointed CNI-Compliance as the "Review Officer" to perform the duties described in this Section VI.

     B.   THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES

          1. CNI-Compliance shall notify each person who becomes an ACCESS PERSON of the Adviser and who is required to report under this Code of Ethics and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

          2. CNI-Compliance will, on a quarterly basis, compare all reported personal COVERED SECURITIES transactions with the Fund's completed portfolio transactions and a list of COVERED SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, CNI-Compliance must give the person an opportunity to supply explanatory material.

          3. If CNI-Compliance finds that a Code violation may have occurred, or believes that a Code violation may have occurred, CNI-Compliance must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the CNI-Division Manager. The CNI-Division Manager will independently determine whether the person violated the Code.

          4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

          5. CNI-Compliance personnel will submit their own reports, as may be required pursuant to Part A hereof, to an Alternate Review Officer who shall fulfill the duties of CNI-Compliance with respect to CNI-Compliance personnel's reports.

          6. CNI-Compliance will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of COVERED SECURITIES offered in connection with an IPO or a LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

     C.   RESOLUTION; SANCTIONS

          If the CNI-Division Manager finds that a person has violated the Code, the CNI-Division Manager will determine a proposed resolution of the situation and, if appropriate, impose upon the person sanctions that he or she deems appropriate including, but not limited to, censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment. The CNI-Division Manager will report the violation and the resolution and/or sanction imposed to the Fund's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the CNI-Division Manager, circumstances warrant an earlier report.

VII. ANNUAL WRITTEN REPORT TO THE BOARD

     At least once a year, the Adviser will provide the Fund's Board of Trustees with a WRITTEN report that includes:

     A.   ISSUES ARISING UNDER THE CODE

          The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

     B. The Review Officer, CNI-Division Manager, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Fund's Board more frequently as they deem necessary or appropriate and shall do so as requested by the Fund's Board.

     C.   CERTIFICATION

          Each report of the Adviser must be accompanied by a certification to the Fund's Board that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating the Code.

VIII. RECORDKEEPING

     CNI-Compliance will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     A. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A and B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

     F. The Fund must maintain a record of decisions, and the reasons supporting the decisions, approving the acquisitions of COVERED SECURITIES, including IPO'S and LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted.

IX.  INVESTMENT ADVISER'S OBLIGATIONS WITH RESPECT TO THE FUND

     A.   GENERAL PRINCIPLE

          A person who is BOTH a Fund trustee or Fund officer, AND an ACCESS PERSON of the Adviser, is only required to report under, and otherwise comply with, this Code of Ethics.

     B.   PROCEDURES

          The Adviser to the Fund must:

          1. Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

          2. Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code;

          3. Promptly report to the Fund in writing any material amendments to its code of ethics; and

          4. Immediately furnish to the Fund, without request, all material information regarding any violation of its code of ethics by any person.

X.   MISCELLANEOUS

     A.   CONFIDENTIALITY

          All reports and other information submitted pursuant to this Code will be treated as confidential, except that such reports and information may be provided to the Securities and Exchange Commission, other regulatory agencies, and the Adviser's internal and external auditors.

     B.   INTERPRETATION OF PROVISIONS

          The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

     C.   COMPLIANCE CERTIFICATION

          Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.








Adopted this ________ day of ______________, 20__.

                                     PART A
                 ACCESS PERSONS AND NATURAL CONTROL PERSONS WITH
                               INFORMATION ACCESS


I.   LIST OF SECURITIES HOLDINGS

     A.   INITIAL HOLDINGS REPORT

          You must submit a listing of all COVERED SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to CNI-Compliance within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

     B.   ANNUAL HOLDINGS REPORT

          Each year, you must submit to CNI-Compliance a listing of all COVERED SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.  REQUIRED TRANSACTION REPORTS

     A.   QUARTERLY TRANSACTION REPORTS

          1. Each quarter, you must report all of your COVERED SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to CNI-Compliance NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

          2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, SIGNED AND DATED.

     B. WHAT COVERED SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

          You must report all transactions in COVERED SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any Covered Securities were held for your direct or indirect benefit.

     C.   WHAT COVERED SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM THE
          REPORT?

          You are not required to detail or list the following items on your reports:

          1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

          2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a COVERED SECURITY issued by your employer;

          3. Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its COVERED SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

          4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

          5.   Purchases or sales of any of the following securities:

               a.   Direct obligations of the U.S. government;

               b. Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

               c. Shares issued by registered, open-end investment companies (i.e., mutual funds).

          You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITY included in the report.

                                   APPENDIX I
                                   DEFINITIONS


                                  GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means any director, officer, or ADVISORY PERSON of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her regular functions or duties, obtains any information concerning recommendations on COVERED SECURITIES being made by the investment adviser to any Fund.

As of March 1, 2000, the Adviser's ACCESS PERSONS include:

                              CNI-DIVISION MANAGER
                               ALL CNIA COLLEAGUES

ADVISORY PERSON of a Fund or of a Fund's investment adviser means:

     - any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of COVERED SECURITIES by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     - any natural person in a control relationship to the Fund or its investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of COVERED SECURITIES by the Fund.

INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means:

     - any employees of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of COVERED SECURITIES by the Fund; and

     - any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of COVERED SECURITIES by the Fund.


As of March 1, 2000, the Adviser's INVESTMENT PERSONNEL include:

                               ALL CNIA COLLEAGUES

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any COVERED SECURITIES in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of COVERED SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

COVERED SECURITY means any SECURITY except the following: direct obligations of the U.S. Government or its agencies; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; or shares issued by registered, open-end investment companies (i.e., mutual funds).

SECURITY means a security as defined in Section 2(a)(36) of the 1940 Act, and includes, among other things, any interest or instrument commonly known as a Security whether in the nature of debt or equity, including but not limited to any stock, bond, note, debenture, evidence of indebtedness, or certificate of interest or participation, and including but not limited to any put, call, straddle, option or privilege on a Security or on a group or index of Securities, or (to the extent traded on a national securities exchange) on foreign currency. A Security includes any option to purchase or sell a Security and Security convertible into or exchangeable for a Security.

PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a COVERED SECURITY.

         A COVERED SECURITY HELD OR TO BE ACQUIRED by the Fund means (A) any COVERED SECURITY that within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund; and

(B) any option to purchase or sell, and any COVERED SECURITY convertible into or exchangeable for any COVERED SECURITY.

A COVERED SECURITY is BEING PURCHASED OR SOLD by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A COVERED SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a Fund when a COVERED SECURITY is identified as such by the Adviser to the Fund.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INITIAL PUBLIC OFFERING ("IPO") means an offering of COVERED SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


Name of Reporting Person:  _________________________________________________
Calendar Quarter Ended:  ___________________________________________________
Date Report Due:  ________________________________________________________
Date Report Submitted:  ____________________________________________________

SECURITIES TRANSACTIONS

-------------------------------------------------------------------------------------------------------------------
Trade      Settle     Name of Issuer    No. Of     Principal Amount,                             Name of Broker,
Date       Date       and Title of     Shares/     Maturity Date and     Type of      Unit       Dealer or Bank
                        Security         Par         Interest Rate     Transaction    Price         Effecting
                                                    (if applicable)                                Transaction
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------




If you had no reportable transactions during the quarter, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank   Date Account was Established   Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------



If you did not establish a securities account during the quarter, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-----------------------------------------------
Signature                             Date

                                  APPENDIX III
                             INITIAL HOLDINGS REPORT


Name of Reporting Person:  _________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _____________ Information in Report Dated as of: ___________________________________________
Date Report Due:  ________________________________________________________
Date Report Submitted:  ____________________________________________________

SECURITIES HOLDINGS

--------------------------------------------------------------------------------------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


If you have no securities holdings to report, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


SECURITIES ACCOUNTS
-------------------------------------------------------------------------------
     Name of Broker, Dealer or Bank      Name(s) on and Type of Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
If you have no securities accounts to report, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

------------------------------------------------
Signature                              Date

                                   APPENDIX IV
                             ANNUAL HOLDINGS REPORT


Name of Reporting Person:  _________________________________________________
Information in Report Dated as of:  ___________________________________________
Date Report Due:  ________________________________________________________
Date Report Submitted:  ____________________________________________________
Calendar Year Ended: December 31, _______

SECURITIES HOLDINGS

--------------------------------------------------------------------------------------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here./ /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

SECURITIES ACCOUNTS

--------------------------------------------------------------------------------------------------------------------
  Name of Broker, Dealer or Bank     Date Account was Established           Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here./ /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


------------------------------------------------
Signature                             Date

                                   APPENDIX V
                         ANNUAL COMPLIANCE CERTIFICATION


                              INITIAL CERTIFICATION

I certify that I:   (i) have received, read and reviewed the Adviser's Code of
                        Ethics (the "Code");
                    (ii) understand the policies and procedures in the Code;
                    (iii) recognize that I am subject to such policies and
                          procedures;
                    (iv) understand the penalties for non-compliance;
                    (v) will fully comply with the Code; and
                    (vi) have fully and accurately completed this Certificate.

Signature:  _________________________________________
Name:  ____________________________________________ (Please print)
Date Submitted:  ____________________________________
Date Due:  _________________________________________


                              ANNUAL CERTIFICATION

I certify that I:   (i) have received, read and reviewed the Adviser's Code of
                        Ethics (the "Code");
                    (ii) understand the policies and procedures in the Code;
                    (iii) recognize that I am subject to such policies and
                          procedures;
                    (iv) understand the penalties for non-compliance;
                    (v) have complied with the Code and any applicable reporting requirements during this past year;
                    (vi) have fully disclosed any exceptions to my compliance
                         with the Code below;
                    (vii) will fully comply with the Code; and
                    (vi) have fully and accurately completed this Certificate.

EXCEPTION(S):
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Signature:  __________________________________________
Name:  _____________________________________________ (Please print)
Date Submitted:  _____________________________________
Date Due:  __________________________________________


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



                                   APPENDIX VI
                        INVESTMENT ADVISER CERTIFICATION


                                   CERTIFICATE
                                       OF
                            CITY NATIONAL INVESTMENTS


          This Certificate is furnished by City National Investments, a division of City National Bank (the "Adviser"), pursuant to Rule 17j-1 (the "Rule") of the Investment Company Act of 1940, as amended, to the Board of Trustees of CNI Charter Funds.

          The undersigned, ____________________, in his capacity as ____________________ of the Adviser, hereby certifies on behalf of the Adviser that:

          1.   He is the duly elected or appointed and acting
___________________ of the Adviser.

          2. The Adviser has adopted procedures reasonably necessary to prevent access persons, as defined in the Code of Ethics of the Adviser adopted pursuant to the Rule, from violating its Code of Ethics.

          3. The Adviser will administer its Code of Ethics in compliance with the Rule.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ____th day of _______________, 20____.

                                         CITY NATIONAL INVESTMENTS

                                         By:_________________________________
                                            Name:
                                            Title:


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